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                      [Letterhead of Dorsey & Whitney LLP]



                                                                     EXHIBIT 5.1

Education Loans Incorporated
105 First Avenue Southwest
Aberdeen, South Dakota 57401

         Re:   Registration Statement on Form S-3
               File No. 333-85963

Ladies and Gentlemen:

     We have acted as counsel to Education Loans Incorporated, a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 26, 1999 (the "Registration Statement"), relating to the registration by the Registrant of $500,000,000 Student Loan Asset-Backed Notes (the "Notes") to be issued by the Registrant under an Indenture of Trust in substantially the form incorporated by reference as Exhibit 4.1 to the Registration Statement (the "Indenture"), as supplemented by Supplemental Indentures of Trust in substantially the form incorporated by reference as Exhibit 4.2 to the Registration Statement (each a "Supplemental Indenture"), to be entered into between the Registrant and U.S. Bank National Association, as trustee (the "Trustee"). The Notes will be issued from time to time in series.

     We have examined the Registration Statement, the forms of such agreements filed as exhibits thereto, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

          1. The Indenture and each Supplemental Indenture, when it has been duly authorized by the Board of Directors of the Registrant and duly executed and delivered by the Registrant and the Trustee, will constitute the valid and binding obligation of the Registrant.

          2. Each series of Notes issued pursuant to the Indenture, when duly executed, authenticated and delivered in accordance with the terms of the Indenture
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Education Loans Incorporated
October 20, 1999
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     and the related Supplemental Indenture, will be legally and validly issued, and the holders of such Notes will be entitled to the benefits of the Indenture.

     The opinions set forth above are subject to the following qualifications and exceptions:

          (a) In rending the opinions set forth above, we have assumed that, at the time of the execution of the Indenture and each Supplemental Indenture and the execution, authentication and delivery of each series of Notes, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Notes, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Notes will be issued and sold as described in the Registration Statement, none of the particular terms of a series of Notes will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Registrant with the terms thereof will result in a violation of any agreement or instrument then binding upon the Registrant or any order of any court or governmental body having jurisdiction over the Registrant.

          (b) Our opinions in paragraphs 1 and 2 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (c) Our opinions in paragraphs 1 and 2 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (d) Minnesota Statutes ss. 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

     Our opinions expressed above are limited to the laws of the State of Minnesota and the Delaware General Corporation Law.
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Education Loans Incorporated
October 20, 1999
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising part of the Registration Statement.

Dated:    October 20, 1999

                                           Very truly yours,

                                           /s/ DORSEY & WHITNEY LLP


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